EXHIBIT 5

HUNTON & WILLIAMS
RIVERFRONT PLAZA, EAST TOWER
951 EAST BYRD STREET
RICHMOND, VIRGINIA 23219

November 5, 2002

Board of Directors
Olin Corporation
501 Merrit 7
Norwalk, Connecticut 06856-4500

Olin Corporation
Registration Statement on Form S-3
Relating to Shares of Common Stock

Ladies and Gentlemen:

We have acted as special Virginia counsel to Olin Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to 4,665,564 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), together with an equal number of rights (initially attached to, and evidenced by certificates for, the Common Stock) to purchase Series A Participating Cumulative Preferred Stock, $1.00 par value per share, of the Company (the “Rights” and, collectively with the Common Stock, the “Shares”) to be offered, and upon effectiveness to be sold, by Court Square Capital Limited, the selling shareholder named in the Registration Statement under the heading “Selling Shareholder” (the “Selling Shareholder”). You have advised us that the Company issued the Shares to the Selling Shareholder pursuant to the Agreement and Plan of Merger, dated as of May 7, 2002, by and among the Company, Plumber Acquisition Corp. and Chase Industries Inc.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection therewith, we have examined and relied upon originals or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, each as amended to date, (ii) actions of the Board of Directors of the Company authorizing the filing of the Registration Statement and related matters, (iii) the Registration Statement and exhibits thereto and (iv) such other documents, instruments or other information as we deemed necessary or appropriate in rendering our opinion.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals and (iii) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company).

As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company, certificates of governmental authorities and other documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

We are members of the Virginia state bar and do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing, we are of the opinion that:

1.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.    The Shares to be offered, and upon effectiveness of the Registration Statement to be sold, by the Selling Shareholder as described in the Registration Statement, have been duly authorized and validly issued, and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/S/ HUNTON & WILLIAMS